EXHIBIT 10.20

SECOND AMENDMENT AND CONSENT
TO
REVOLVING CREDIT AGREEMENT

     Second Amendment and Consent to Revolving Credit Agreement effective as of December 31, 2003 (this “Second Amendment and Consent”), by and among MICHAELS STORES, INC., a Delaware corporation (the “Borrower”), FLEET NATIONAL BANK and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (collectively, the “Banks”) and FLEET NATIONAL BANK in its capacity as administrative agent for the Banks (the “Agent”). Terms not otherwise defined herein which are defined in the Revolving Credit Agreement dated as of May 1, 2001 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrower, the Banks and the Agent, shall have the respective meanings herein assigned to such terms in the Credit Agreement.

     WHEREAS, the Borrower has requested that the Banks and the Agent modify certain provisions of the Credit Agreement;

     WHEREAS, the Borrower has further requested that the Banks and the Agent consent, on terms and conditions set forth herein, to the dissolution of certain of its subsidiaries, the creation of new subsidiaries and the transfer of certain of its assets; and

     WHEREAS, the Banks and the Agent have agreed to honor such requests upon the terms and subject to the conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.	Consent to Termination of Certain Subsidiaries and Creation of New Subsidiaries.

(a)	The Borrower has advised the Agent that it is contemplating entering into the following transactions (collectively, the “Restructuring”) as of December 31, 2003 (unless otherwise noted), pursuant to the terms of the documents listed on Schedule 1A hereto (collectively, the “Restructuring Agreements”):

(i)	The Borrower has formed Michaels Stores Procurement Company, Inc. (“Michaels Procurement”), as a Delaware corporation and will contribute assets that are used or useful in the Borrower’s purchasing, distribution, framing and payment operations, the Borrower’s rights under certain contracts and real estate leases and cash in the amount of $250,000 in exchange for 100 percent of Michaels Procurement’s equity interests and

Michaels Procurement’s assumption of all of the debt, liabilities and obligations arising out of, or accruing under, such contributed assets following the effective time of such contribution and assumption and all liabilities and obligations of the Borrower with respect to any employees of the Borrower that are hired by Michaels Procurement other than unpaid salaries and wages owed by the Borrower to the transferred employees as of the effective time of such contribution and assumption and all related taxes and withholdings not paid by the employees in connection with such unpaid salaries and wages;

(ii)	Michaels MSLP will enter into an intellectual property transfer agreement (the “Transfer Agreement”) with Michaels Procurement whereby Michaels MSLP will sell certain intellectual property and related rights and agreements to Michaels Procurement in exchange for a 15-year unsecured installment note in the original principal amount of $1,090,000,000 from Michaels Procurement (the “Michaels Procurement Note”);

     Michaels MSLP will merge and/or liquidate into the Borrower, with the Borrower surviving such merger;

(iv)	The Borrower has formed Michaels Finance Company, Inc. (“Michaels Finance”) as a Delaware corporation and will contribute all of the Borrower’s rights, title and interest in and under the Michaels Procurement Note and the Transfer Agreement to Michaels Finance and cash in the amount of $1,000 in exchange for 100 percent of Michaels Finance’s equity interests;

(v)	The Management Agreement will be terminated as a result of the merger and/or liquidation of Michaels MSLP into the Borrower;

     The Borrower and Michaels Procurement will enter into a Cash Management Agreement (as defined herein);

     The Borrower and Michaels Procurement will enter into a Sales and Distribution Agreement (as defined herein); and

     Effective as of 12:01 a.m. Eastern Time on January 1, 2004, Michaels GP and Michaels LP will merge and/or liquidate into the Borrower, with the Borrower surviving such merger.

(b)	The provisions of Section 9.3 and 9.6.2 of the Credit Agreement may prohibit the Borrower from consummating the Restructuring;

(c)	Notwithstanding the provisions of the Credit Agreement, subject to satisfaction of the conditions set forth in Section 8, the Agent and the Banks hereby consent to the Restructuring on the conditions that:

(i)	The terms and conditions of the Restructuring shall be substantially those set forth in the Restructuring Agreements, with such changes reasonably acceptable to the Agent;

(ii)	The terms and conditions of the Cash Management Agreement and the Sales and Distribution Agreement shall be reasonably acceptable to the Agent;

(iii)	On the closing date of the Restructuring, after giving effect to this Second Amendment and Consent, no Default or Event of Default shall have occurred and be continuing and, after giving effect to this Second Amendment and Consent, consummation of the Restructuring, the Cash Management Agreement and the Sales and Distribution Agreement will not otherwise create a Default or an Event of Default.

Section 2.	Amendment to §1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

     The definition of “Canadian License Agreement” is hereby amended by deleting such definition in its entirety and restating it as follows:

“Canadian License Agreement. Collectively, the Second Amended and Restated License Agreement, effective as of December 31, 2003, between Michaels Procurement and MC, the Amended and Restated MSI/MOC Services Agreement, effective as of December 31, 2003, between the Borrower and MC, and the Amended and Restated MSPC/MOC Services Agreement, effective as of December 31, 2003, between Michaels Procurement and MC, in each case as amended from time to time with the consent of the Agent, which consent shall not be unreasonably withheld.”

     The definition of Management Agreement is hereby deleted in its entirety.

     The definition of Royalty Payments is hereby deleted in its entirety.

     Section 1.1 is further amended by inserting the following definitions in the appropriate alphabetical order:

“Cash Management Agreement. The Cash Management Agreement dated as of December 31, 2003, by and between the Borrower and Michaels Procurement substantially in the form delivered to the Agent in connection with the Second Amendment and Consent to this Credit Agreement (the “Second Amendment and Consent”), as the same may be amended, modified, supplemented or assigned from time to time with the prior consent of the Agent, which consent shall not be unreasonably withheld.

Michaels Finance. Michaels Finance Company, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

Michaels Procurement. Michaels Stores Procurement Company, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

Restructuring Agreements. The documents listed on Schedule 1A hereto, substantially in the form delivered to the Agent in connection with the Second Amendment and Consent, and all amendments, modifications and supplements thereto.

Sales and Distribution Agreement. The Sales and Distribution Agreement dated as of December 31, 2003, by and between the Borrower and Michaels Procurement substantially in the form delivered to the Agent in connection with the Second Amendment and Consent, as the same may be amended, modified, supplemented or assigned from time to time.”

Section 3.	Amendments to §8 of the Credit Agreement. Section 8 of the Credit Agreement is hereby amended as follows:

(a)	Section 8.4 of the Credit Agreement is hereby amended by deleting the “.” at the end of Section 8.4(f) and replacing it with the words “; and”, and by inserting the following subclause (g) immediately after subclause (f) in such section:

“(g) as soon as practicable, but in any event no later than fifteen (15) days following the end of each fiscal month of the Borrower in which Loans are outstanding, a report setting forth the inventory beneficially owned by Michaels Procurement at the end of the immediately preceding fiscal month.”

     Section 8.5.4 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and restating it as follows:

“8.5.4. Notice of Termination of Cash Management Agreement and Sales and Distribution Agreement. The Borrower shall immediately give notice to the Agent upon termination of either of the Cash Management Agreement or the Sales and Distribution Agreement.”

     Section 8.13 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and restating it as follows:

“8.13. Michaels Procurement and Michaels Finance. Each of Michaels Procurement and Michaels Finance will distribute all cash in excess of $500,000 to the Borrower no less frequently than quarterly, and such distributions shall be made within a reasonable time after the end of each fiscal quarter (but not to exceed (i) 90 days after the end of the fiscal quarter ending on the last day of the Fiscal Year and (ii) 45 days after the end of any other fiscal quarter).”

Section 4. Amendments to §9 of the Credit Agreement.	Section 9 of the Credit Agreement is hereby amended as follows:

(a)	Section 9.1(f) of the Credit Agreement is hereby amended by inserting immediately after the word “Borrower” the following: “and Michaels Procurement”.

(b)	Section 9.1(k) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and restating it as follows:

“(k) (i) Michaels Procurement may incur Indebtedness owing to and held by the Borrower and its Subsidiaries and the Borrower and its Subsidiaries may incur or permit to exist Indebtedness to Michaels Procurement, provided that the outstanding net principal amount of such Indebtedness shall not exceed $250,000,000.00 at anytime; and (ii) Michaels Procurement may incur Indebtedness owing to and held by Michaels Finance, provided that the outstanding principal amount of such Indebtedness shall not exceed $1,090,000,000.00 at any time;”

(c)	Section 9.1 of the Credit Agreement is hereby further amended by deleting clause (l) in its entirety and replacing it with the following:

“(l) the Borrower and its Subsidiaries may incur or permit to exist Indebtedness with respect to accounts payable and accrued liabilities in the ordinary course of business, each of the Subsidiaries may incur or permit to exist Indebtedness with respect to accounts payable to the Borrower related to the Borrower’s transfer of inventory to such Subsidiary and related to obligations incurred and payments required under operating leases paid by the Borrower on behalf of such Subsidiary, each in the ordinary course of business, and the Borrower and each of is Subsidiaries may incur or permit to exist Indebtedness with respect to accounts payable to Michaels Procurement related to Michaels Procurement’s transfer of inventory to the Borrower or any such Subsidiary in the ordinary course of business.”

(d)	Section 9.1 of the Credit Agreement is hereby further amended by deleting clause (t) in its entirety and replacing it with the following:

“(t) the Borrower may incur or permit to exist Indebtedness with respect to amounts payable to Michaels Procurement and Michaels Procurement may incur or permit to exist Indebtedness with respect to amounts payable to the Borrower, all pursuant to the Cash Management Agreement and the Sales and Distribution Agreement; and

(u) in addition to the Indebtedness permitted in subsections (a)-(t) of this § 9.1, the Borrower and its Subsidiaries (excluding Michaels Procurement and Michaels Finance) may incur or permit to exist additional Indebtedness not to exceed at any one time ten percent (10%) of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries.”

(e)	Section 9.3(i) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and restating it as follows:

“(i) (x) Investments in Michaels Procurement and Michaels Finance; (y) capital contributions of cash and assets pursuant to the Restructuring Agreements made in connection with the closing of the Restructuring; and (z) ongoing contributions to Michaels Procurement of any intellectual property rights from time to time acquired or developed by the Borrower;”

(f)	Section 9.3(l) is hereby amended by deleting the name “Michaels MSLP” and replacing it with the following: “Michaels Procurement.”

Section 9.4(d) of the Credit Agreement is hereby amended by deleting the name “Michaels MSLP” and replacing it with the following: “Michaels Procurement and Michaels Finance”.

Section 9.6.2 of the Credit Agreement is hereby amended by deleting the name “Michaels MSLP” and replacing it with the following: “Michaels Procurement.”

(i)	Section 9.10 of the Credit Agreement is hereby amended by deleting therefrom the words “for Royalty Payments or loans to the Borrower from the recipient of such Royalty Payments” and replacing them with the following: “for intercompany loans and investments and transfers of intellectual property rights permitted elsewhere in this Credit Agreement”.

(j)	Section 9.15 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and restating it as follows:

“9.15 Inventory. The Borrower will not permit any domestic Subsidiary of the Borrower who is not a Guarantor, other than Michaels Procurement, to own any inventory. During any period when Loans are outstanding, the Borrower will not permit Michaels Procurement to beneficially own inventory the aggregate book value of which exceeds $225,000,000.00.”

Section 5.	Amendment to § 10 of the Credit Agreement. Section 10 of the Credit Agreement is hereby amended by deleting the ratio “1.90 to 1.00” from Section 10.2 and replacing it with the following ratio: “2.15 to 1.00”.

Section 6.	Amendment to §13 of the Credit Agreement. Section 13 of the Credit Agreement is hereby amended by inserting the following subclause (o) immediately after subclause (n) in Section 13.1:

“there shall be a termination of either the Cash Management Agreement or the Sales and Distribution Agreement without a replacement agreement therefor in form and substance satisfactory to the Agent.”

Section 7.	Amendment to the Credit Agreement. The Credit Agreement is hereby amended by adding Schedule 1A hereto to the Credit Agreement as Schedule 1A thereto.

Section 8.	Amendment Fee. The Borrower hereby agrees to pay to each Bank that executes this Second Amendment and Consent a fee in the amount of $5,000 (the “Amendment Fee”).

Section 9.	Conditions to Effectiveness. This Second Amendment and Consent shall not become effective until the Agent receives the following:

(a)	a counterpart of this Second Amendment and Consent, executed by the Borrower, any Guarantors and the Majority Banks;

(b)	payment to the Agent of the Amendment Fee for the account of each consenting Bank; and

(c)	evidence satisfactory to the Agent that all corporate or other similar action has been taken by the Borrower and any Guarantors to authorize the transactions contemplated hereby.

Section 10.	Representations and Warranties; No Default; Authorization. The Borrower hereby represents and warrants to the Banks and the Agent as follows:

(a)	After giving effect to this Second Amendment and Consent, each of the representations and warranties made by the Borrower in the Credit Agreement was true in all material respects as of the date as of which it was made and is true in all material respects as and at the date of this Second Amendment and Consent (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), and no Default or Event of Default has occurred and is continuing as of the date of this Second Amendment and Consent; and

(b)	This Second Amendment and Consent has been duly authorized, executed and delivered by the Borrower and is in full force and effect, and the agreements and obligations of the Borrower contained herein and in the Credit Agreement, respectively constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 11.	Ratification, etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

Section 12.	No Implied Waiver. Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, or any right of any of the Banks or the Agent consequent thereon.

Section 13.	Counterparts. This Second Amendment and Consent may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

Section 14.	Governing Law. THIS SECOND AMENDMENT AND CONSENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICTS OF LAW).

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[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the undersigned have duly executed this Second Amendment and Consent as a sealed instrument as of the date first above written.

MICHAELS STORES, INC.
By:	/s/ D. R. Keepes
	Name:	David Keepes
	Title:	Treasurer

FLEET NATIONAL BANK, individually and as Agent
By:	/s/ Judith C. E. Kelly
	Name:	Judith C. E. Kelly
	Title:	Managing Director

WELLS FARGO BANK, N.A.
By:	/s/ Linda G. Davis
	Name:	Linda G. Davis
	Title:	Vice President

GUARANTY BANK
By:	/s/ Robert S. Hays
	Name:	Robert S. Hays
	Title:	Senior Vice President

NATIONAL CITY BANK
By:	/s/ Michael J. Durbin
	Name:	Michael J. Durbin
	Title:	Senior Vice President

US BANK NATIONAL ASSOCIATION (successor by merger to FIRSTAR, N.A.)
By:	/s/ Amanda Schmitt
	Name:	Amanda Schmitt
	Title:	Assistant Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank)
By:	/s/ William F. Fox
	Name:	William F. Fox
	Title:	Vice President

COMPASS BANK, an Alabama state bank
By:	/s/ R. Bruce Frey
	Name:	R. Bruce Frey
	Title:	Vice President

THE BANK OF NEW YORK
By:	/s/ Lucille C. Madden
	Name:	Lucille C. Madden
	Title:	Vice President

RATIFICATION OF GUARANTY

     The undersigned Guarantor hereby acknowledges and consents to the foregoing Second Amendment and Consent as of December 31, 2003, and agrees that the applicable Guarantee from such Guarantor dated as of May 1, 2001 in favor of the Agent for the benefit of the Agent and the Banks and all other Loan Documents to which the Guarantor is a party remain in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.

AARON BROTHERS, INC.
By:	/s/ D. R. Keepes
	Name:	David R. Keepes
	Title:	Treasurer

Address: c/o Michaels Stores, Inc. 8000 Bent Brach Drive Irving, TX 75063

Schedule 1A

Restructuring Agreements

1.	Contribution Agreement, by and between Michaels Procurement and the Borrower, dated as of December 31, 2003.

2.	Contribution Agreement, by and between Michaels Finance and the Borrower, dated as of December 31, 2003.

3.	Agreement and Plan of Merger, between the Borrower and Michaels MSLP, dated as of December 31, 2003.

4.	Texas Certificate of Merger of Michaels MSLP with the Borrower, dated December 31, 2003.

5.	Delaware Certificate of Merger of Michaels MSLP with the Borrower, dated December 31, 2003.

6.	Certificate of Ownership and Merger of Michaels GP and Michaels LP with the Borrower, dated January 1, 2004.

7.	Intellectual Property Transfer Agreement between Michaels MSLP and Michaels Procurement, dated as of December 31, 2003.

8.	Promissory Note issued by Michaels Procurement to Michaels MSLP, dated December 31, 2003.

9.	Cash Management Agreement between the Borrower and Michaels Procurement, dated as of December 31, 2003.

10.	Sales and Distribution Agreement between the Borrower and Michaels Procurement, dated as of December 31, 2003.

11.	Second Amended and Restated License Agreement between Michaels Procurement and MC, dated as of December 31, 2003.

12.	Amended and Restated MSI/MOC Services Agreement between the Borrower and MC, dated as of December 31, 2003.

13.	Amended and Restated MSPC/MOC Services Agreement between Michaels Procurement and MC, dated as of December 31, 2003.

14.	Amended and Restated License Agreement between Michaels Procurement and the Borrower, dated as of December 31, 2003.